LegalZoom.com, Inc.
Global RSU Award Grant Notice
(2021 Equity Incentive Plan)

LegalZoom.com, Inc. (the “Company”) has awarded to you (the “Participant”) the number of performance restricted stock units (“PSUs”) specified, and on the terms, set forth below (the “PSU Award”). Your PSU Award is subject to all of the terms and conditions as set forth in this Global RSU Award Grant Notice (“Grant Notice”) and in the Company’s 2021 Equity Incentive Plan (the “Plan”) and the Global RSU Award Agreement, including any additional terms and conditions for your country set forth in the appendix thereto (the “Appendix” and, together with the Global RSU Award Agreement, the “Agreement”), all of which are incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Agreement shall have the meanings set forth in the Plan or the Agreement, as applicable.
Participant:
Date of Grant:
Target Number of Performance Stock Units:

Vesting and Issuance Schedule:

(a)The actual number of PSUs that are earned pursuant to this PSU Award shall be determined as follows: 60% of the PSUs will be earned based on the Company’s revenue achievement (the “Revenue Component”) as described on Exhibit A, and (ii) 40% of the PSUs will be earned based on the Company’s relative total stockholder return (“TSR”) metric (the “TSR Component”) as described on Exhibit A.

(b)Following the conclusion of each Performance Period identified on Exhibit A, the Compensation Committee of the Company’s Board of Directors shall act as promptly as practicable to certify achievement of the performance measures set forth on Exhibit A for the Revenue Component and/or the TSR Component of the PSU Award, as applicable (the date of any such certification, the “Certification Date”). Subject to the terms and conditions of the Grant Notice and Agreement, the number of PSUs that the Compensation Committee determines are earned for an applicable Performance Period in accordance with Exhibit A hereto, if any, shall vest and become nonforfeitable immediately upon the Certification Date. Any unearned PSUs with respect to such Performance Period shall terminate and be forfeited as of the last day of the applicable Performance Period and the Participant shall have no further rights with respect to any such unearned PSUs. Except as set forth below, upon the termination of the Participant’s Continuous Service, any then-unearned PSUs shall terminate and the Participant shall have no further rights with respect to any such unearned PSUs.

(c)One share of Common Stock will be issued for each earned PSU in accordance with the terms of this PSU Award, subject to Section 5 of the Agreement.

Special Vesting:

(a)Notwithstanding any other provision contained in this Grant Notice or the Agreement, in the event of a Change of Control while this PSU Award remains outstanding, the PSUs will be treated as follows:

Revenue Component. If a Change of Control occurs during Performance Period 1, the performance-based vesting conditions set forth on Exhibit A for each of Performance Period 1, Performance Period 2 and Performance Period 3 shall be deemed achieved at the target performance level (for the avoidance of doubt, the Payout Tier shall be deemed equal to 100% for each such Performance Period). If a Change of Control occurs during Performance Period 2, the performance-based vesting conditions set forth on Exhibit A for each of Performance Period 2 and Performance Period 3 shall be deemed achieved at the greater of (i) the target performance level (for the avoidance of doubt, the Payout Tier shall be deemed equal to 100% for each such

Performance Period), or (ii) the achievement level certified by the Compensation Committee for Performance Period 1. If a Change of Control occurs during Performance Period 3, the performance-based vesting conditions set forth on Exhibit A for Performance Period 3 shall be deemed achieved at the greater of (i) the target performance level (for the avoidance of doubt, the Payout Tier shall be deemed equal to 100%), or (ii) the achievement level certified by the Compensation Committee for Performance Period 2.

TSR Component. If a Change of Control occurs prior to the end of Performance Period 1, the performance-based vesting conditions set forth on Exhibit A for each of Performance Period 1 and Performance Period 2 shall be deemed achieved at the greater of (i) the Company’s actual performance for Performance Period 1 calculated as of the date of the Change of Control and (ii) the target performance level (for the avoidance of doubt, the Payout Tier shall be deemed equal to 100% for each such Performance Period). If a Change of Control occurs after the end of Performance Period 1 and prior to the end of Performance Period 2, the performance-based vesting conditions set forth on Exhibit A for Performance Period 2 shall be deemed achieved at the greater of (i) the Company’s actual performance for Performance Period 2 calculated as of the date of the Change of Control and (ii) the target performance level (for the avoidance of doubt, the Payout Tier shall be deemed equal to 100%). For purposes of this paragraph, the Company’s final stock price for purposes of calculating the Payout Tier for each applicable Performance Period within the TSR Component shall be the per share consideration received by the Company’s stockholders as part of the Change of Control.

Any PSUs that are deemed earned for the Revenue Component or the TSR Component pursuant to the foregoing paragraphs shall automatically convert to time-based restricted stock units (the “Eligible Stock Units”) and shall vest and become non-forfeitable in substantially equal quarterly installments through December 31, 2028, with the first quarterly installment to vest on whichever of the following dates occurs first following the Change of Control: February 15th, May 15th, August 15th or November 15th.

Upon termination of the Participant’s Continuous Service by the Company without Cause, by the Participant for Good Reason or as a result of the Participant’s death or Disability, the vesting of any Eligible Stock Units issued to the Participant pursuant to the foregoing paragraphs shall accelerate and such Eligible Stock Units shall become immediately vested and non-forfeitable. Upon termination of the Participant’s Continuous Service by the Company for Cause or by the Participant without Good Reason, all of the Participant’s then-unvested PSUs shall terminate and the Participant shall have no further rights with respect to such unvested PSUs.

(b)Notwithstanding any other provision contained in this Grant Notice or the Agreement, in the event the Participant’s employment with the Company terminates as a result of the Participant’s death or Disability, the PSUs granted pursuant to this PSU Award will remain outstanding and will be eligible to be earned based on actual achievement of the applicable performance criteria determined as of the end of each remaining Performance Period in accordance with Exhibit A.

(c)Capitalized terms used but not defined in this paragraph shall have the meaning set forth in the written employment agreement entered into between the Company and the Participant.

Issuance Schedule: One share of Common Stock will be issued for each earned PSU or Eligible Stock Unit that vests in accordance with the terms of this Grant Notice and Agreement.

Participant Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:

●The PSU Award is governed by this Grant Notice and the provisions of the Plan and the Agreement, all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice, and the Agreement (together, the “PSU Award Agreement”) may not be modified, amended, or revised except in a writing signed by you and a duly authorized officer of the Company.

●You have read and are familiar with the provisions of the Plan, the PSU Award Agreement and the Prospectus. In the event of any conflict between the provisions in the PSU Award Agreement, or the Prospectus and the terms of the Plan, the terms of the Plan shall control.

●The PSU Award Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of: (i) other equity awards previously granted to you, and (ii) any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this PSU Award.

LegalZoom.com, Inc.     Participant:

By:
Signature     Signature

Exhibit A

Revenue Component:

The Revenue Component accounts for 60% of the target number of PSUs granted pursuant to this PSU Award. For the Revenue Component, each Performance Period has a one-third weighting and is defined as follows:

●“Performance Period 1” shall mean the period from January 1, 2026 through December 31, 2026.
●“Performance Period 2” shall mean the period from January 1, 2027 through December 31, 2027.
●“Performance Period 3” shall mean the period from January 1, 2028 through December 31, 2028.

Payout Table:

Payout Tier**	Performance Period 1	Performance Period 2	Performance Period 3
	YoY Revenue Growth vs. 2025 Total Revenue+	YoY Revenue Growth vs. 2026 Total Revenue+	YoY Revenue Growth vs. 2027 Total Revenue+
50%	[%]	[%]	[%]
70%	[%]	[%]	[%]
80%	[%]	[%]	[%]
90%	[%]	[%]	[%]
100%	[%]	[%]	[%]
110%	[%]	[%]	[%]
120%	[%]	[%]	[%]
150%	[%]	[%]	[%]
200%	[%]	[%]	[%]
300%	[%]	[%]	[%]

** Assumes proration of achievement between tiers. If performance for a given year falls below the 50% Payout Tier in the table above, the payout for that year will be zero. There will be no additional payout above the 300% level.
+ Revenue shall be total Company revenue for the applicable year calculated in accordance with generally accepted accounting principles in the United States.

Determination of Number of Earned PSUs:

The number of PSUs earned during any Performance Period within the Revenue Component shall be determined as follows (rounded down to the nearest whole share):

Target Number of PSUs	x	60% (Revenue Component Weight)	x	One-Third (Performance Period Weight)	x	Payout Tier

TSR Component:

The TSR Component accounts for 40% of the target number of PSUs granted pursuant to this PSU Award. For the TSR Component, each Performance Period has a 50% weight and is defined as follows:

●“Performance Period 1” shall mean the period from January 1, 2026 through December 31, 2027.
●“Performance Period 2” shall mean the period from January 1, 2026 through December 31, 2028.

Payout Table:

Relative TSR	Performance Period 1	Performance Period 2
	Payout Tier**	Payout Tier**
< 25th Percentile	[%]	[%]
50th Percentile	[%]	[%]
75th Percentile	[%]	[%]
90th Percentile	[%]	[%]
100th Percentile	[%]	[%]

**The number of PSUs to be earned is to be interpolated between the designated percentages. No PSUs will be earned if relative TSR for the applicable Performance Period is below the 25th percentile.

The number of PSUs earned as part of the TSR Component will be based on the Company’s relative TSR, which measures the Company’s TSR relative to the TSR of those companies in the Nasdaq Composite Index as of January 1, 2026 (collectively, the “Index Group” and each such company, a “Index Group Member”) over the applicable Performance Period.

TSR will be calculated as follow:

TSR    =      (EP + CD – BP) / BP

Ending Price (EP) = the average closing stock price for the ten (10) trading days immediately prior to the last day of the Performance Period.

Beginning Price (BP) = the average closing stock price for the ten (10) trading days immediately prior to the first day of the Performance Period.

Cash Dividends (CD) = the total of all cash dividends paid on a share of stock during the Performance Period.

If, at the end of the applicable Performance Period, any Index Group Member is no longer publicly traded, the Index Group member will be removed from the analysis and shall not be included in the calculation of Relative TSR performance.  If, on or prior to the end of the applicable Performance Period any Index Group Member declares bankruptcy, the TSR of such Index Group Member shall be deemed to be -100% (negative 100 percent). If, during the applicable Performance Period, any Index Group Member is involved in a merger or acquisition, then (a) if such Index Group Member is the surviving company, such Index Group Member will continue to be an Index Group Member and (b) if such Index Group Member is not the surviving company, then such Index Group Member will be removed from the Index Group and the TSR of such removed Index Group Member shall not be included in calculating the relative TSR. No new companies will be added to the Index Group during the applicable Performance Period.

Determination of Number of Earned PSUs:

The number of PSUs earned during any Performance Period within the TSR Component shall be determined as follows (rounded down to the nearest whole share):

Target Number of PSUs	x	40% (TSR Component Weight)	x	50% (Performance Period Weight)	x	Payout Tier